Exhibit 99.1

ADT Announces Closing of $1.2 Billion Equity Investment by State Farm

Partnership, including $300 million opportunity fund commitment by State Farm, revolutionizes the customer experience by combining security, risk mitigation and smart home capabilities

State Farm Chief Operating Officer Paul Smith appointed to ADT Board of Directors

BOCA RATON, Fla. (October 13, 2022) – ADT Inc. (NYSE: ADT), the most trusted brand in smart home and small business security, today announced that it has issued and sold in a private placement to State Farm 133.3 million shares of ADT common stock for a gross purchase price of $1.2 billion.

In September, ADT announced a new partnership with State Farm to revolutionize the homeownership experience through innovation in the detection and mitigation of property losses. In addition to the equity investment, State Farm has committed up to $300 million to fund product and technology innovation, customer growth and marketing activities in connection with the partnership. State Farm has funded the first $100 million and the two companies will collaborate to approve initiatives utilizing the funds.

“We’re excited to begin innovative work with State Farm to develop new technology, products, and services that create safer, smarter and more protected homes while improving the overall customer experience for millions of homeowners,” said Jim DeVries, ADT President and CEO. “Our partnership with State Farm perfectly illustrates ADT’s mission and long-term strategy, shared during our Investor Day in March, to deliver safe, smart and sustainable solutions through innovative offerings, unrivaled safety and premium experiences.”

As part of the equity investment, State Farm obtained a seat on ADT’s Board of Directors. State Farm has designated Paul Smith, Executive Vice President and Chief Operating Officer, as their representative. Smith has joined the ADT Board of Directors as a Class II director with a term expiring at the 2025 annual meeting.

“We are pleased to welcome Paul to our board of directors,” said ADT’s Chairman, Marc Becker. “Paul’s distinguished leadership at State Farm, the largest insurer of homes in the U.S., will be instrumental to this long-term strategic partnership to spur innovation in preventative safety solutions for homeowners.”

“It’s my honor to join ADT’s Board of Directors as two industry leaders, with complementary services and customer bases, partner to enhance the homeownership experience through innovation in smart home technology and professional monitoring,” said Paul Smith. “Both ADT and State Farm deeply value innovation, providing remarkable customer experiences and helping customers live life confidently knowing their home is secure. State Farm looks forward to advancing this pivotal alliance.”

Share Repurchase

ADT intends to repurchase up to 133.3 million shares of common stock in its tender offer that commenced on Sept. 12, 2022. ADT will fund the repurchase of its common stock with the proceeds of the State Farm investment and pay the fees and expenses in connection with the tender offer with available cash. The tender offer was conditioned upon, among other things, the completion of the State Farm investment (the “Strategic Investment Condition”). As a result of the completion of the State Farm investment, the Strategic Investment Condition was satisfied. The tender offer is expected to expire on Oct. 20, 2022. Further details, including the terms and conditions of the tender offer, are set forth in the materials filed with the Securities and Exchange Commission relating to the tender offer.

About Paul Smith

Smith is Executive Vice President and Chief Operating Officer of State Farm with responsibility for the Property & Casualty and Life product lines along with Enterprise Technology. Currently, he also leads enterprise transformation efforts work to position State Farm for future growth. Smith joined State Farm in 1988 working in a variety of finance and operational positions. Since 2009, Smith has been a member of senior leadership, serving in various roles as Chief Financial Officer, EVP, Property and Casualty and EVP, Technology and Innovation. He received a bachelor’s degree in accounting from the University of Wisconsin at Eau Claire and is a graduate of The General Managers Program at Harvard Business School.

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ABOUT ADT

ADT provides safe, smart, and sustainable solutions for people, homes, and businesses. Through innovative offerings, unrivaled safety, and a premium customer experience, all delivered by the largest network of smart home security and rooftop solar professionals in the U.S., we empower people to protect and connect to what matters most. For more information, visit www.adt.com.

Forward-Looking Statements

ADT Inc. (“ADT”) has made statements in this communication and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements.” These forward-looking statements relate to the strategic investment by and long-term partnership with State Farm; anticipated financial performance; management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; expected timing of product commercialization with State Farm or any changes thereto; the current or future market size for existing, new or joint products; any stated or implied outcomes with respect to the foregoing; and other matters. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “aims,” “envisions,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “objectives,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, factors relating to the achievement of the potential benefits of the strategic investment by and long-term partnership with State Farm, including as a result of restrictions on, or required prior regulatory approval of, various actions by regulated insurers, risks and uncertainties related to ADT’s ability to successfully generate profitable revenue from new and existing partnerships, ADT’s ability to successfully commercialize any joint products with State Farm, the Company’s ability to successfully utilize the incremental funding received from Google, ADT’s ability to continuously and successfully commercialize innovative offerings and risk factors that are described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (“SEC”), including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this communication speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Information

The Company commenced the tender offer described in this release pursuant to the Offer to Purchase, dated September 12, 2022, the related letter of transmittal and the other related tender offer documents (collectively, as they may be amended from time to time, the “Offer Documents”). This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer has been made solely pursuant to the Offer Documents that the Company sent to its stockholders. Stockholders are strongly advised to read the Offer Documents (including any information incorporated by reference therein) as well as any other relevant documents filed with the SEC when they become available, because they contain important information, including the various terms and conditions of the tender offer. The Offer Documents and any information incorporated by reference therein are available at no charge on the SEC’s website at www.sec.gov. In addition, the Offer Documents may be obtained free of charge from the Company’s website at investor.adt.com.

Media and Investor Contacts:

Investor Relations

investorrelations@adt.com

Tel: 888-238-8525

Media Relations

Paul Wiseman

paulwiseman@adt.com

561-356-6388